UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 14, 2026
INTUITIVE MACHINES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40823	36-5056189
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13467 Columbia Shuttle Street
Houston, TX 77059
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (281) 520-3703

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common stock, par value $0.0001 per share	LUNR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 14, 2026, Intuitive Machines, LLC (“Buyer”), a wholly owned subsidiary of Intuitive Machines, Inc. (the “Company”), entered into a Share Purchase Agreement (the “SPA”) with Goonhilly Holdings Limited (“Seller”), pursuant to which Buyer agreed to acquire all of the issued and outstanding shares of Goonhilly Earth Station Limited (“Goonhilly Earth Station”), a ground station and satellite communications company incorporated in England and Wales (the “UK Acquisition”). The Company is a party to the SPA solely with respect to certain obligations relating to the issuance, transfer, lock-up and registration of shares of its Class A common stock, par value $0.0001 per share (“Class A Common Stock”), and related securities-law matters.

The SPA is part of the contemplated acquisition of the Goonhilly group’s UK and U.S. operations. The SPA governs the UK Acquisition and also requires Seller to procure Goonhilly Holdings USA Inc. (“GHUI”) to enter into a separate Membership Interest Purchase Agreement (the “MIPA” or “U.S. Agreement”) with Buyer for the acquisition of Goonhilly Inc. (the “U.S. Target”), which is to be converted into a Delaware limited liability company (“Goonhilly LLC”). The U.S. Agreement is a Transaction Document under the SPA, and certain SPA conditions relate to the U.S. operations, including FCC approval, completion of the U.S. reorganization and specified U.S. property, tax, employee-benefit and environmental matters. The MIPA has not been executed as of the date of this Current Report on Form 8-K (this “Current Report”).

The aggregate consideration for the UK Acquisition (the “UK Consideration”)is £37,000,000, split equally between stock and cash. The stock portion consists of: 960,649 shares of Class A Common Stock (the “Consideration Shares”) using the volume weighted average price of the Common Stock for the twenty consecutive trading day period ending May 8, 2026, to be issued by the Company to Buyer in exchange for units of Buyer and immediately transferred by Buyer to Seller at Completion in an offshore transaction to a non-U.S. person pursuant to Regulation S under the Securities Act of 1933, as amended; In addition, the cash consideration includes a cash escrow deposit of £592,621.50 (the “Escrow Amount”). The UK Consideration is subject to post-closing adjustment for working capital, cash, debt, intracompany debt and, to the extent applicable, business-interruption insurance proceeds.

Completion of the UK Acquisition (“Completion”) is subject to satisfaction or waiver of conditions including: (i) clearance under the UK National Security and Investment Act 2021; (ii) FCC approval of Buyer’s acquisition of the U.S. Target; (iii) completion of the U.S. reorganization, including transfer of the U.S. properties to Goonhilly LLC, conversion of Goonhilly Inc. into Goonhilly LLC and filing by Goonhilly Earth Station of an IRS Form 8832 electing disregarded-entity treatment for U.S. federal income tax purposes; (iv) receipt of satisfactory title, survey and zoning reports for the U.S. properties; (v) termination of the U.S. Target’s participation in its professional employer organization’s 401(k) plan; and (vi) completion of specified environmental, health and safety corrective actions at the U.S. properties. The conditions must be satisfied or waived by the date falling six months after the date of the SPA, unless extended by written agreement. Completion will occur on the first applicable quarter date or month-end date following satisfaction or waiver of all conditions, as specified in the SPA. The SPA contains customary Seller representations and warranties regarding the target companies, including organization, capitalization, financial statements, material contracts, intellectual property, real property, tax, environmental, employee-benefit and compliance matters. Buyer gives limited warranties regarding its authority, due authorization, no conflict, solvency and funding, and the authorization and valid issuance of the Consideration Shares. Buyer has obtained a warranty and indemnity insurance policy. Subject to the SPA, Seller’s liability for non-excluded warranty claims and tax claims is capped at £1.00, with Buyer’s sole recourse above that amount being under the warranty and indemnity insurance policy. Seller’s aggregate liability for excluded claims, indemnity claims and other claims is capped at the aggregate of the UK Consideration and the consideration payable under the U.S. Agreement, except that the SPA provides that the Schedule 6 limitations do not apply to Carved-Out Securities Matters. Seller has agreed to specific indemnities for losses arising out of: (i) defects in implementation of the U.S. reorganization, other than the LLC conversion itself; (ii) the employment claim brought by Ian Martin Jones against Goonhilly Earth Station and related claims arising from the same circumstances (the “CEO Claim”); (iii) specified UK holiday-pay claims made or threatened within six months after Completion in respect of pre-Completion entitlements; and (iv) environmental claims relating to pre-Completion remediation activities at the UK property. The SPA includes customary pre-completion operating covenants restricting the target companies from acting outside the ordinary course or taking specified actions without Buyer consent. Seller is required to use reasonable endeavors to seek change-of-control consents from specified governmental and commercial counterparties. Receipt of those consents is not a separate closing condition, but a written indication by a specified counterparty of non-consent, or an intention to terminate or materially vary contractual arrangements with a target company, gives Buyer a termination right. Buyer may terminate the SPA before Completion upon specified events, including a breach of any Fundamental Warranty, a Material Adverse Change, Seller’s material breach of its pre-completion operating covenants, materially adverse information in the U.S. property reports or a specified counterparty’s written non-consent or intent to terminate or materially vary contractual arrangements. For this purpose, a Material Adverse Change generally requires an adverse impact exceeding £5.0 million, subject to specified carve-outs, and materiality for Seller’s covenant breach and the U.S. property-report termination right is generally measured by a £2.5 million threshold. Either Buyer or Seller may also terminate following a failure by the other party to complete after Completion has been deferred at least once in accordance with the SPA. At Completion, the Escrow Amount will be deposited into an interest-bearing escrow account at PNC

Bank, National Association. The Escrow Amount may be applied to satisfy excluded claims, indemnity claims and certain unpaid post-closing adjustment obligations of Seller, and amounts may be retained for unresolved claims. Subject to those claims and obligations, the remaining Escrow Amount will be released to Seller on the later of nine months after Completion and final resolution of the CEO Claim. The Consideration Shares are subject to a six-month lock-up beginning on the Completion Date, during which Seller may not transfer, pledge, hedge or otherwise dispose of the Consideration Shares without the Company’s prior written consent. The SPA requires the Company to file, or amend an existing shelf registration statement to cover, the resale of registrable Consideration Shares as soon as practicable after the date of the SPA and to use commercially reasonable efforts to cause the registration statement to become effective no later than six months after Completion. The Company’s registration obligations are limited to a resale shelf and do not include any underwritten offering, bought deal, block trade, roadshow, comfort letter or similar sale-facilitation support. Any distribution of Consideration Shares by Seller to its stockholders is subject to specified documentation, securities-law and tax conditions. The SPA is governed by the laws of England and Wales. The foregoing description does not purport to be complete and is qualified in its entirety by the full text of the SPA, which will be filed as an exhibit to a subsequent filing, which may include a periodic report or amendment to this Current Report.

Item 2.02 Results of Operations and Financial Condition.

On May 14, 2026, the Company issued a press release announcing its financial results for the fiscal quarter ended March 31, 2026. The full text of the Company's press release is furnished herewith as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

The information furnished in this Current Report (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 7.01 Regulation FD Disclosure.

On May 14, 2026, the Company issued a press release announcing the entry into the SPA and the contemplated Goonhilly acquisition. A copy of the press release is attached hereto as Exhibit 99.2 to this Current Report and is incorporated herein by reference.

The information furnished in this Current Report pursuant to this Item 7.01 (including Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall it be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
99.1	Intuitive Machines Reports First Quarter 2026 Financial Results; Posts Record Quarterly Revenue, Gross Margin, and Positive Adjusted EBITDA along with Record Quarter-end Backlog of $1.1 Billion
99.2	Intuitive Machines to Acquire Earth Station and COMSAT, dated May 14, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 14, 2026	INTUITIVE MACHINES, INC.

	By:	/s/ Peter McGrath
Name: Peter McGrath
Title: Chief Financial Officer and Senior Vice President
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